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                                                                   EXHIBIT 10.65

                             UNCONDITIONAL GUARANTY

                          Dated as of December 30, 1998

                                       by

                               DR. RAJENDRA SINGH

                                   in favor of

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent


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                             UNCONDITIONAL GUARANTY

       UNCONDITIONAL GUARANTY, dated as of December 30, 1998 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made by DR. RAJENDRA SINGH, an individual residing at 3801 Belle Rive Terrace, Alexandria, Virginia 22309 (the "Individual Guarantor") in favor of THE CHASE MANHATTAN BANK, a bank organized under the laws of New York, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the benefit of each of the lenders (the "Lenders") a party to the Third Amended and Restated Credit Agreement dated as of December 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among LCC International, Inc., a Delaware corporation (the "Borrower"), LCC Europe AS, a Norwegian limited liability company (the "Subsidiary Borrower"), LCC Design Services, L.L.C., a Delaware limited liability company, LCC Development Company, L.L.C., a Delaware limited liability company, Microcell Management, Inc., a Delaware corporation, and Koll Telecommunications Services, L.L.C., a Delaware limited liability company (the "Subsidiary Guarantors" and, together with the Borrower and the Subsidiary Borrower, the "Obligors"), the Administrative Agent and the Lenders.

                              W I T N E S S E T H :

       WHEREAS, pursuant to the terms of the Credit Agreement and the other Facility Documents, the Lenders have agreed to extend credit to the Obligors upon the terms and subject to the conditions set forth therein to be evidenced by the Notes issued by the Borrower and the Subsidiary Borrower thereunder and the Letters of Credit issued thereunder and to be guarantied by the Subsidiary Guarantors thereunder and by the Individual Guarantor hereunder;

       WHEREAS, the Individual Guarantor has beneficial ownership of approximately 41.2% of the outstanding Capital Stock of the Borrower and the Individual Guarantor will directly benefit from the making of the Loans and the issuance of the Letters of Credit; and

       WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit to the Obligors under the Credit Agreement that the Individual Guarantor shall have executed and delivered this Agreement to the Administrative Agent to guaranty the obligations of the Obligor under the Notes, the Letters of Credit, the Credit Agreement and the other Facility Documents.

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and to purchase Participating Interests in Letters of Credit issued


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under the Credit Agreement, the Individual Guarantor hereby agrees with the
Administrative Agent, as follows:

       Section 1. Guaranteed Obligations. The Individual Guarantor, in consideration of the execution and delivery of the Credit Agreement by the Lenders and the Administrative Agent, hereby irrevocably and unconditionally guarantees to the Administrative Agent, for the benefit of the Lenders, as and for the Individual Guarantor's own debt, until final payment has been made, the due and punctual payment in full in cash of the Obligations in (a) the sum of
(i) the principal amount of Loans and Letter of Credit Obligations incurred in excess of the lesser of (A) the Borrowing Base and (B) $10,000,000, plus (ii) if, at any time, after giving effect to clause (i), the principal amount of the outstanding Loans and Letter of Credit Obligations is greater than $7,500,000 and was equal to or less than the Borrowing Base when incurred, the amount by which such principal amount exceeds the Borrowing Base at such time up to a maximum of $2,500,000; provided that in no event shall the aggregate amount of Guarantied Obligations under this clause (a) exceed $12,500,000; (b) all unpaid interest thereon (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); and (c) all unpaid fees, indemnities, costs and expenses relating to the collection thereof (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) (collectively, the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of the Credit Agreement and the other Facility Documents, it being the intent of the Individual Guarantor that the guaranty set forth in this Section 1 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection. The examples set forth in the definition of "Guarantied Obligations" contained in the Credit Agreement are hereby incorporated by reference.

       Section 2. Performance Under This Agreement. In the event any Obligor fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the Notes, the Letter of Credit Obligations or the other Obligations, and any such failure shall remain uncured at the expiration of any applicable cure period provided in the Credit Agreement or in the other Facility Documents, the Individual Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of the Guarantied Obligations, in respect of which such failure has occurred.

       Section 3. Waivers. To the fullest extent permitted by law, the Individual Guarantor does hereby waive:

              (a) notice of acceptance of the Unconditional Guaranty;



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              (b) notice of any borrowings under the Credit Agreement, or the creation, existence or acquisition of any of the Obligations, subject to the Individual Guarantor's right to make inquiry of the Administrative Agent from time to time to ascertain the amount of the Obligations and the basis for the determination thereof (it being understood that the Administrative Agent be obligated to respond promptly to any such inquiry);

              (c) notice of the amount of the Obligations, subject to the Individual Guarantor's right to make inquiry of the Administrative Agent from time to time to ascertain the amount of the Obligations and the basis for the determination thereof (it being understood that the Administrative Agent be obligated to respond promptly to any such inquiry);

              (d) notice of adverse change in the financial condition of the Borrower, the Subsidiary Borrower, any other guarantor or any other fact that might increase the Individual Guarantor's risk hereunder;

              (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other Facility Document;

              (f) notice of any Default or Event of Default;

              (g) all other notices and demands to which the Individual Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Individual Guarantor hereunder);

              (h) the right by statute or otherwise to require any or each Lender or the Administrative Agent to institute suit against the Borrower, the Subsidiary Borrower or any other guarantor or to exhaust the rights and remedies of any or each Lender or the Administrative Agent against the Borrower, the Subsidiary Borrower or any other guarantor, the Individual Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to each Lender by the Individual Guarantor;

              (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or the Subsidiary Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower or the Subsidiary Borrower in respect thereof; and

              (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of the Individual Guarantor made under any judgment, order or decree based on this Agreement, and the Individual Guarantor covenants that it will not at any time



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insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

Until all of the Obligations shall have been paid in full, the Individual Guarantor hereby agrees to completely subordinate any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and any right of recourse to or with respect to any Property of the Borrower or the Subsidiary Borrower. Nothing shall discharge or satisfy the obligations of the Individual Guarantor hereunder except the full and final performance and indefeasible payment in cash in the applicable currency of the Obligations. All of the Obligations shall in the manner and subject to the limitations provided herein for the acceleration thereof forthwith become due and payable without notice.

       Section 4. Releases. The Individual Guarantor consents and agrees that, without notice to or by the Individual Guarantor and without affecting or impairing the obligations of the Individual Guarantor hereunder, each Lender or the Administrative Agent, in the manner provided herein, by action or inaction, may:

              (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the other Facility Documents;

              (b) grant other indulgences to the Borrower or the Subsidiary Borrower in respect thereof;

              (c) amend or modify in any manner and at any time (or from time to time) any one or more of the Notes, the Letters of Credit and the other Facility Documents in accordance with Section 13.01 of the Credit Agreement or otherwise;

              (d) release or substitute any one or more of the endorsers or guarantors of the Obligations whether parties hereto or not; and

              (e) exchange, enforce, waive, or release, by action or inaction, any security for the Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Obligations.

       Section 5. Marshalling. The Individual Guarantor consents and agrees that:

              (a) neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Individual Guarantor or against or in payment of any or all of the Obligations; and

              (b) to the extent the Borrower, the Subsidiary Borrower or any other guarantor makes a payment or payments to any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be

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fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and the Individual Guarantor shall remain liable for such Obligation to the extent provided in Section 1 hereof.

       Section 6. Liability. The Individual Guarantor agrees that the liability of the Individual Guarantor in respect of this Agreement shall not be contingent upon the exercise or enforcement by any Lender or the Administrative Agent of whatever remedies such Lender or the Administrative Agent may have against the Borrower, the Subsidiary Borrower or any other guarantor or the enforcement of any Lien or realization upon any security such Lender or the Administrative Agent may at any time possess.

       Section 7. Unconditional Obligations. The Unconditional Guaranty set forth in this Agreement is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes and the Letter of Credit Obligations) of or by the Borrower, the Subsidiary Borrower or any other guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of the Borrower, the Subsidiary Borrower or any other guarantor.

       Section 8. Election to Perform Obligations. Any election by the Individual Guarantor to pay or otherwise perform any of the obligations of any Obligor under the Notes or under any of the other Facility Documents, whether pursuant to this Agreement or otherwise, shall not release such Obligor from any of its other obligations under the Notes, the Letters of Credit or any of the other Facility Documents.

       Section 9. No Election. The Administrative Agent shall have the right to seek recourse against the Individual Guarantor to the fullest extent provided for herein for the Individual Guarantor's obligations under this Agreement in respect of the Notes, the Letters of Credit and the other Facility Documents. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent's right to proceed in any other form of action or proceeding or against other parties unless the Administrative Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Lender or the Administrative Agent against any Obligor under any document or instrument evidencing obligations of the sole Obligor to such Lender or the Administrative Agent shall serve to diminish the liability of the Individual



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Guarantor under this Agreement except to the extent
that the Administrative Agent or such Lender finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Individual Guarantor's right of subrogation against any Obligor.

       Section 10. Severability. Subject to applicable law, each of the rights and remedies granted under this Agreement to the Administrative Agent may be exercised by the Administrative Agent without notice by the Administrative Agent to, or the consent of or any other action by, any Lender, provided that the Administrative Agent will promptly thereafter give each Lender notice of any exercise of rights and remedies by the Administrative Agent under this Agreement.

       Section 11. Other Enforcement Rights. The Administrative Agent may proceed, as provided in this Agreement, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each of the Lenders shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against, any and all credits and any and all other Property of the Individual Guarantor, now or at any time whatsoever with, or in the possession of, such Lender, or anyone acting for such Lender, as security for any and all obligations of the Individual Guarantor hereunder.

       Section 12. Delay or Omission; No Waiver. No course of dealing on the part of any Lender or the Administrative Agent and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Lender or the Administrative Agent may be exercised from time to time as often as may be deemed expedient by such Person.

       Section 13. Restoration of Rights and Remedies. If any Lender or the Administrative Agent shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such Lender, or under any Security Document, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Lender or the Administrative Agent, then and in every such case each such Lender, the Administrative Agent, the Borrower, the Subsidiary Borrower and the Individual Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Lender or the Administrative Agent shall continue as though no such proceeding had been instituted.



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       Section 14. Cumulative Remedies. No remedy under this Agreement, the
Notes, the Letters of Credit or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement, the Notes, the Letters of Credit or any of the other Facility Documents.

       Section 15. Survival. The obligations of the Individual Guarantor under this Agreement shall survive the transfer and payment of any Obligation until the indefeasible payment in full of all the Obligations and the expiration and termination of the Letters of Credit and the Commitments.

       Section 16. No Setoff, Counterclaim or Withholding; Gross Up. Each payment by the Individual Guarantor shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by any Governmental Authority. If any such withholding is so required, such Individual Guarantor shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

       Section 17. Payment in Applicable Currency. Any payment of an Obligation required to be made pursuant to this Agreement shall be made in the currency in which such Obligation is required to be made pursuant to the Credit Agreement, any Note or any other Facility Document.

       Section 18. Representations and Warranties. The Individual Guarantor hereby represents and warrants:

       (a) No Conflicts. The execution, delivery and performance by the Individual Guarantor of the Facility Documents to which it is a party do not and will not: (i) violate any provision of, or require any filing (other than the filings required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Individual Guarantor; (ii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Individual Guarantor is a party or by which his Properties may be bound or affected which has not been obtained; (iii) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Individual Guarantor; or (iv) cause the Individual Guarantor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.



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       (b) Legally Enforceable Agreements. Each Facility Document to which the
Individual Guarantor is a party is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

       (c) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Individual Guarantor, threatened against or affecting the Individual Guarantor before any Governmental Authority that could reasonably be expected to have a material adverse effect on the business, profits, Properties, condition or prospects of the Individual Guarantor to perform his obligations under the Facility Documents to which he is a party.

       (d) Financial Statements. The balance sheet of the Individual Guarantor as at December 31, 1998, copies of which have been furnished to each of the Lenders, is complete and correct in all material respects and fairly presents the financial condition of the Individual Guarantor at such date. After giving effect to the Unconditional Guaranty pursuant to this Agreement and the application of the net proceeds thereof, the present fair saleable value of the assets of the Individual Guarantor exceeds the amount that will be required to be paid on or in respect of the existing Debts and other liabilities (including contingent liabilities) of the Individual Guarantor as they mature.

       Section 19. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent may exercise all of the rights and remedies conferred in this Agreement and in each of the other Facility Documents; it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given in this Agreement or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Administrative Agent.

       Section 20. Defined Terms. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

       Section 21. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Individual Guarantor, the Administrative Agent and the Required Lenders, or by the Individual Guarantor and the Administrative Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all


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of the Lenders: (a) discharge the Individual Guarantor from the Unconditional
Guaranty; or (b) amend, waive or modify the definition of Obligations.

       Section 22. Expenses. The Individual Guarantor shall reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Administrative Agent and each Lender) in connection with the enforcement or preservation of any rights or remedies during the existence of an Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding) under this Agreement.

       Section 23. Survival. The obligations of the Individual Guarantor under
Section 22 shall survive the repayment of the Loans and the termination of the Letters of Credit and the Commitments.

       Section 24. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Individual Guarantor, the Administrative Agent, the Lenders and their respective successors and assigns.

       Section 25. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given in writing to the Administrative Agent, to the Lenders and to the Individual Guarantor by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective:
(a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Administrative Agent shall be effective upon receipt.

       SECTION 26. JURISDICTION; IMMUNITIES. (a) THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE INDIVIDUAL GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE INDIVIDUAL GUARANTOR AT ITS ADDRESS SPECIFIED IN SECTION 25. THE INDIVIDUAL GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT


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OR IN ANY OTHER MANNER PROVIDED BY LAW. THE INDIVIDUAL GUARANTOR FURTHER WAIVES
ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE INDIVIDUAL GUARANTOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

              (b) THE INDIVIDUAL GUARANTOR WAIVES ANY RIGHT HE MAY HAVE TO JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE INDIVIDUAL GUARANTOR AND THE INDIVIDUAL GUARANTOR ACKNOWLEDGES THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE INDIVIDUAL GUARANTOR FURTHER ACKNOWLEDGES THAT HE HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF HIS OWN FREE WILL AND THAT HE HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

              (c) Nothing in this Section 26 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Individual Guarantor or his Property in the courts of any other jurisdictions.

              (d) To the extent that the Individual Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Individual Guarantor hereby irrevocably waives such immunity in respect of his obligations under this Agreement.

       Section 27. Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

       Section 28. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability



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without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

       Section 29. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

       SECTION 30. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

       Section 31. Subject to the Credit Agreement. Any and all rights granted to the Administrative Agent under this Agreement are to be held and exercised by the Administrative Agent for the benefit of the Lenders, pursuant to the provisions of the Credit Agreement. To the extent set forth in the Facility Documents, each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights granted to the Administrative Agent under this Agreement, are created and granted subject to the terms of the Credit Agreement.

       Section 32. Term of Agreement. This Agreement shall be and remain in full force and effect so long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment.




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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         /S/  RAJENDRA SINGH
                                         -------------------
                                         Dr. Rajendra Singh
                                         in his individual capacity

                                         c/o LCC International, Inc.
                                         7925 Jones Branch Drive
                                         McLean, Virginia  22102
                                         Telecopier No.:  (703) 873-2300

                                         ADMINISTRATIVE AGENT:

                                         THE CHASE MANHATTAN BANK

                                         By: /S/ ALAN J. ARIA
                                             ----------------
                                             Name:  Alan J. Aria
                                             Title:  Vice President

                                         Address for Notices:

                                         4 Chase Metrotech Center
                                         13th Floor
                                         Brooklyn, NY 11245
                                         Attention: New York Agency

                                         with a copy to:

                                         999 Broad Street
                                         Bridgeport, Connecticut 06604
                                         Attention: Alan Aria
                                         Telecopier No.: (203) 382-6573


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